UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2016

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1880 S. Dairy Ashford, Suite 300 Houston, Texas	77077-4760
(Address of principal executive offices)	(zip code)

(281) 674-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

RigNet, Inc. (the “Company”) announced certain executive changes on January 7, 2016 to bring a fresh perspective, spur continued growth in the offshore oil and gas services sector, and accelerate expansion into additional remote communications markets. Marty Jimmerson, the Company’s former Chief Financial Officer and Senior Vice President, has been appointed Interim Chief Executive Officer (“CEO”) and President on January 7, 2016 to replace Mark Slaughter, the Company’s prior CEO and President. These changes are effective January 7, 2016.

Mr. Jimmerson’s appointment will continue while the Company performs its search for a permanent Chief Executive Officer and President. Mr. Jimmerson’s employment agreement with the Company has been amended to revise Mr. Jimmerson’s duties to align them with an Interim CEO and President and remove the severance compensation (other than COBRA). The amendment also adds certain compensation including: (i) an annual salary of $415,000; (ii) a potential cash performance bonus equal to 100% of the annual base salary (“Cash Bonus”); (iii) up to $300,000 in non-performance based restricted stock awards with a one year vesting period; and (iv) up to $300,000 in potential performance based restricted stock unit awards with a one year vesting period, with a possible 2x multiplier if the Company exceeds the performance targets by an as yet unspecified amount (“Performance Grants”). The Cash Bonus and the Performance Grants are subject to forfeiture if Mr. Jimmerson leaves the Company before the search for a replacement CEO is complete. These additional equity grants are also subject to acceleration in the event of a change of control of the Company.

Between December 8, 2015 and December 31, 2015 Mr. Jimmerson served as a Senior Vice President of the Company. He served as the Company’s Chief Financial Officer from November 2006 until December 2015.

A copy of the press release announcing this information is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events

In connection with the executive changes described above, the Board of Directors (the “Board”) has elected Kevin J. O’Hara as the Vice Chairman of the Board (“Vice Chairman”). In connection with Mr. O’Hara’s new role as Vice Chairman of the Company, he has stepped down as the chair and as a member of the Corporate Governance and Nominating Committee and as a member of the Company’s Compensation Committee. James H. Browning, our Chairman, will replace Mr. O’Hara as the chair of the Corporate Governance and Nominating Committee. The Board contemplates that Mr. O’Hara will serve in the role of Vice Chairman on an interim basis, lasting one year or less. In his role as Vice Chairman, Mr. O’Hara shall be responsible for: (i) guiding and leading the search for and transition of the permanent Chief Executive Officer; and (ii) taking an active role in the Board’s oversight of management, including the Company’s 2016 and mid-term business plan, during the transition. This role will include developing and refining the Company’s business strategy, including regarding any mergers and acquisitions activity, with the Chief Executive Officer and executive team.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release dated January 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ William D. Sutton
William D. Sutton
Senior Vice President, General Counsel

Dated: January 7, 2016

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Press release dated January 7, 2016.